                                                                  EXHIBIT 4.1
                                                                  EXECUTION COPY

                                AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                           DATED AS OF MARCH 11, 1994
                                      WITH
                                  ANIXTER INC.

         THIS AMENDMENT NO. 3 ("AMENDMENT") is entered into as of March 24, 1995 by and among Anixter Inc., a Delaware corporation ("BORROWER"), each of the financial institutions listed on the signature pages hereof (the "LENDERS") and Chemical Bank, in its separate capacity as agent for the Lenders (the "AGENT").

                                  WITNESSETH:

         WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 11, 1994, as modified by that certain Waiver No. 1 dated as of April 4, 1994, as further modified by that certain Amendment No. 1 dated as of July 29, 1994 and as further modified by that certain Amendment No. 2 and Waiver No. 2 dated as of October 21, 1994 (as so modified and as the same may from time to time be further amended, modified, supplemented or restated, the "CREDIT AGREEMENT");

         WHEREAS, the Borrower has requested that the Agent and the Lenders enter into a further amendment to the Credit Agreement on the terms and conditions set forth herein;

         WHEREAS, the Lenders and the Agent have agreed to enter into this Amendment on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement as set forth below. Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement.

         1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 2 below, on and after the date hereof, the parties hereto agree as follows:

         1.1. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Initial Termination Date" and "Termination Date" contained therein and to substitute the following for the definition of "Termination Date":

                 "Termination Date" shall mean the earlier of (a) March 31, 2000 and (b) the date of termination of the Commitments pursuant to
         Section 2.02(d) or Section 10.02(a).

         1.2. The provisions of Section 2.02(e) of the Credit Agreement are amended to delete the terms thereof in their entirety and to substitute the following therefor.

                 (e) Extension of Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations shall have been fully and indefeasibly paid and satisfied, all financing arrangements among Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been cancelled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

         1.3. The definitions of "Applicable Fees" and "Applicable Margins" contained in Section 2.03 are amended to delete the terms thereof in their entirety and to substitute the following therefor:

                 "Applicable Fees" and "Applicable Margins" shall mean the Applicable Commitment Fee and/or the Applicable Letter of Credit Fee, with respect to "Applicable Fees", and Applicable Base Rate Margin and/or Applicable Eurodollar Rate Margin, with respect to "Applicable Margins", as the case may be. The Applicable Fees and Applicable Margins shall be determined, in accordance with the provisions of
         Section 2.03(e), by reference to the following:


  BORROWER INTEREST              SENIOR DEBT      APPLICABLE        APPLICABLE       APPLICABLE       APPLICABLE
  RATIO COVERAGE                 RATINGS          COMMITMENT        LETTER OF        EURODOLLAR       BASE RATE
                                                  FEE               CREDIT FEE       MARGIN           MARGIN
  ------------------             -----------      -----------       ----------       ----------       ----------
  Less than or equal to          Not Applic-      0.275%            1.00%            1.00%            0.00%
  4.0 to 1.0                     able

  Greater than 4.0 to 1.0        Not Applic-      0.250%            0.75%            0.75%            0.00%
  and less than or equal         able
  to 5.0 to 1.0

  Greater than 5.0 to 1.0         BBB-             0.225%            0.625%           0.625%           0.00%
  and less than or equal
  to 6.5 to 1.0             OR
  Greater than 6.5 to            BBB              0.1875%           0.50%            0.50%            0.00%
  1.0                       OR

  Not Applicable                 BBB+             0.1875%           0.375%           0.375%           0.00%


         1.4. Section 7.10(a) of the Credit Agreement is amended to delete the terms thereof in their entirety and to substitute the following therefor:

                          (a) Credit Support to Foreign Subsidiaries. Prior to any Credit Support being provided to any Foreign Subsidiary, each of the following conditions precedent shall be required to be satisfied in connection therewith:

                          (i) if requested by the Agent (which request shall be required to be made if the Agent is so directed by the Requisite Lenders), such Foreign Subsidiary shall execute a Foreign Subsidiary Guaranty on terms and conditions reasonably satisfactory to the Agent; provided, however, such guaranty shall be limited in amount to the maximum amount of Credit Support provided by Borrower to such Foreign Subsidiary; provided, further, such guaranty shall not be required to the extent the Borrower shall have demonstrated to the reasonable satisfaction of the Agent that such a guaranty results in material adverse tax consequences for the Borrower;

                          (ii) Borrower's proposed Credit Support to such Foreign Subsidiary is in compliance with the terms of Section 8.03;

                          (iii) if requested by the Agent (which request shall
                 be required to be made if the Agent is so directed by the Requisite Lenders), such Foreign Subsidiary shall have executed and become a party to the Contribution Agreement;

                          (iv) if requested by the Agent (which request shall be required to be made if the Agent is so directed by the Requisite Lenders) unless the Release Event shall have occurred, Borrower shall have executed or shall have caused its appropriate Subsidiary to execute a Foreign Subsidiary Pledge with respect to the stock of such Foreign Subsidiary;

                          (v) if requested by the Agent (which request shall be required to be made if the Agent is so directed by the Requisite Lenders) unless the Release Event shall have occurred, if the stock of such Foreign Subsidiary is owned by any Subsidiary which is not a Domestic Subsidiary (a "Foreign Holding Company"), then Borrower shall have executed or shall have caused the appropriate Subsidiary to execute a Foreign Subsidiary Pledge with respect to the capital stock of such Foreign Holding Company; provided, however, notwithstanding the provisions of the definition of Foreign Subsidiary Pledge which limit to 65% the total combined voting power pledged, the Foreign Subsidiary Pledge for such Foreign Holding Company shall be for one-hundred percent (100%) of the capital stock of such Foreign Holding Company unless it shall have been demonstrated to the reasonable satisfaction of the Agent that such pledge would result in material adverse tax consequences to the Borrower;

                          (vi) the Agent shall have received an opinion of counsel qualified to practice in the jurisdiction of such Foreign Subsidiary's incorporation, in form and substance reasonably satisfactory to the Agent, covering such matters as the Agent deems necessary relating to the Foreign Subsidiary Guaranty, if any, executed and delivered to the Agent pursuant to clause (i) above and, if applicable, the Foreign Subsidiary Pledge executed and delivered to the Agent pursuant to clause
                 (iv) above;

                          (vii) unless the Release Event shall have occurred, the Agent shall have received an opinion of counsel for the pledgors with respect to each Foreign Subsidiary Pledge, if any, executed and delivered to the Agent pursuant to clause
                 (vi) above;





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


                          (viii) the Agent shall have received a compliance
                 certificate from a Financial Officer of the Borrower certifying that after the issuance of such Credit Support for such Foreign Subsidiary, no Event of Default or Potential Event of Default exists; and

                          (ix) the Lenders shall have received such other
                 documents, instruments or agreements as are reasonably requested by the Agent or the Requisite Lenders.

         1.5. Clause (vi) of Section 8.03 of the Credit Agreement is amended to delete the terms thereof in their entirety and to substitute the following therefor:

                 (vi) Investments (other than such Investments made by any Foreign Subsidiary which is not a Supported Foreign Subsidiary) made after the Effective Date in any joint ventures, including the Joint Ventures, which when aggregated with Investments made pursuant to clause (v) above do not exceed $15,000,000 in the aggregate;


         1.6. Section 9.01 of the Credit Agreement is amended to delete the definitions of "Base Amount" and "EBITDA of the Borrower" contained therein in their entirety and to substitute the following therefor:

                 "Base Amount" shall mean $241,300,000.

                 "EBITDA of the Borrower" shall mean, for any period, for the Domestic Group (with all foreign subsidiaries being accounted for on the equity investment method of accounting) determined on a combined basis in accordance with Agreement Accounting Principles, (i) net income (or loss) of the Domestic Group for such period taken as a single accounting period, plus (ii) the provision for depreciation and amortization expense for such period of the Domestic Group, plus (iii) income taxes of the Domestic Group for such period, and plus (iv) Domestic Interest Expense for such period; provided that there shall be excluded therefrom (x) any non-operating gains or losses (including, without limitation, extraordinary or unusual gains or losses, gains or losses arising from the sale of capital assets or the sale of owned buildings and properties and other non-recurring gains or losses other than in connection with the discontinuance of operations) of the Domestic Group during such period and (y) income or loss from the operations of the Foreign Subsidiaries during such period; provided, further, solely for purposes of calculating the Borrower Interest Coverage Ratio under Section 9.04(a), there shall be included, without duplication, the aggregate amount of cash dividends received by the Borrower from the Borrower's Foreign Subsidiaries for such period.

         1.7.
              Section 9.04 of the Credit Agreement is amended to delete the terms thereof in their entirety and to substitute the following therefor:

                 9.04.  Interest Coverage Ratios.

                 (a) Borrower Interest Coverage Ratio. Borrower covenants and agrees that, on and after the date hereof so long as Borrower shall have any Agreement Obligations or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, Borrower shall not permit the Borrower Interest Coverage Ratio calculated at the end of each

         Fiscal Quarter for the period of the immediately preceding four Fiscal Quarters to be less than 3.25 to 1.00.

                 (b) Consolidated Interest Coverage Ratio. Borrower covenants and agrees that, on and after the date hereof so long as Borrower shall have any Agreement Obligations or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, Borrower shall not permit the Consolidated Interest Coverage Ratio calculated at the end of each Fiscal Quarter for the period of the immediately preceding four Fiscal Quarters to be less than the ratio set forth below with respect to such Fiscal Quarter:

                 For each Fiscal Quarter
                 -----------------------
                 ending closest to the
                 ----------------------
                 following periods                                  Ratio
                 -----------------                                  -----

                 March 31, 1995 through
                          December 31, 1995                         3.25 to 1.0

                 March 31, 1996
                          and thereafter                            3.50 to 1.0


         1.8. Section 9.06 of the Credit Agreement is amended to delete the terms thereof in their entirety and to substitute the following therefor:

                 9.06. Capital Expenditures. Borrower shall not and shall not permit any of its Subsidiaries which are members of the Domestic
         Group to, in any Fiscal Year, purchase, invest in or otherwise acquire, including by Capital Leases, additional property, plant and equipment or other fixed assets which capital expenditures, net of dispositions of fixed assets during such Fiscal Year (determined based upon the lesser of the book value of such disposed assets or the net cash proceeds received), exceed the sum of $25,000,000 in the aggregate plus the lesser of (a) $10,000,000 and (b) the difference, if positive, between (1) the maximum aggregate amount of such capital expenditures permitted pursuant to this Section 9.06 for the immediately preceding Fiscal Year and (2) the aggregate amount of actual capital expenditures for such preceding Fiscal Year.

         1.9.  Schedule A to the Credit Agreement is amended to delete such
Schedule in its entirety and to substitute the Schedule A attached hereto therefor.

         2. CONDITIONS OF EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective and be deemed effective on the date first above written subject to the Agent's receipt of each of the following:

         (a) five (5) originals of this Amendment, duly executed by the Borrower, the Agent and each of the Lenders; and

         (b) an original Acknowledgement in the form of Exhibit A attached hereto, duly executed by each of Anixter-Real Estate, Inc., Itel Corporation and WireXpress, Inc.





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



         3. FURTHER ASSURANCES. The Borrower hereby agrees from time to time, as and when requested by the Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent may deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement or the other Loan Documents.

         4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

         (b) Upon the effectiveness of this Amendment, the Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement are true and correct on the date hereof as if set forth herein and made on the date hereof and that, as of the effective date of this Amendment and after giving effect hereto, no Event of Default or Potential Event of Default has occurred and is continuing.

         5.  REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Each of the parties hereto agrees that a signature transmitted by facsimile transmission shall be effective to bind the party so transmitting its signature.

         8. ENTIRE AGREEMENT. This Amendment, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

         9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         10. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Amendment and the Credit Agreement. In the event an ambiguity or question of intent or interpretation arises, this Amendment and the Credit Agreement as hereby amended shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment or the Credit Agreement.


                  [Remainder of this Page Intentionally Blank]

         IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed as of the date set forth above.
                                                    ANIXTER INC.,
                                                        as Borrower


                                                    By:_________________________
                                                    Its:________________________

                                                    CHEMICAL BANK,
                                                        as Agent and as a Lender



                                                    By:_________________________
                                                    Its:________________________



                                                    THE BANK OF NEW YORK,
                                                        as a Lender



                                                    By:_________________________
                                                    Its:________________________



                                                    BANK OF MONTREAL,
                                                        as a Lender



                                                    By:_________________________
                                                    Its:________________________

                                                    CITIBANK, N.A.,
                                                        as a Lender



                                                    By:_________________________
                                                    Its:________________________



                                                    WELLS FARGO BANK, N.A.,
                                                        as a Lender



                                                    By:_________________________
                                                    Its:________________________



                                                    BANQUE FRANCAISE DU
                                                    COMMERCE/EXTERIEUR,
                                                        as a Lender



                                                    By:_________________________
                                                    Its:________________________


                                                    By:_________________________
                                                    Its:________________________



                                                    CREDIT LYONNAIS CAYMAN
                                                    ISLAND BRANCH,
                                                        as a Lender



                                                    By:_________________________
                                                    Its:________________________

                                                CREDIT LYONNAIS CHICAGO BRANCH,
                                                    as a Lender



                                                By:____________________________
                                                Its:___________________________



                                                FIRST BANK NATIONAL ASSOCIATION,
                                                    as a Lender



                                                By:_____________________________
                                                Its:____________________________



                                                ABN AMRO BANK N.V.,
                                                    as a Lender



                                                By:_____________________________
                                                Its:____________________________


                                                By:_____________________________
                                                Its:____________________________


                                                BANK OF AMERICA ILLINOIS
                                                (successor by merger to
                                                CONTINENTAL BANK N.A.),
                                                    as a Lender



                                                By:_____________________________
                                                Its:____________________________

                                                 NBD BANK,
                                                     as a Lender



                                                 By:____________________________
                                                 Its:___________________________



                                                 THE BANK OF NOVA SCOTIA,
                                                     as a Lender



                                                 By:____________________________
                                                 Its:___________________________



                                                 PNC BANK, NATIONAL ASSOCIATION,
                                                     as a Lender



                                                 By:__________________________
                                                 Its:_________________________



                                                 THE BANK OF CALIFORNIA, N.A.,
                                                     as a Lender



                                                 By:__________________________
                                                 Its:_________________________



                                                 CAISSE NATIONALE DE CREDIT
                                                 AGRICOLE,
                                                     as a Lender



                                                 By:__________________________
                                                 Its:_________________________

                                                BANQUE PARIBAS CHICAGO BRANCH,
                                                       as a Lender



                                                By:_____________________________
                                                Its:____________________________


                                                By:_____________________________
                                                Its:____________________________



                                                THE MITSUBISHI TRUST & BANKING
                                                CORPORATION,
                                                       as a Lender



                                                By:_____________________________
                                                Its:____________________________



                                                 NATIONSBANK OF NORTH CAROLINA,
                                                 N.A.,
                                                       as a Lender



                                                 By:____________________________
                                                 Its:___________________________

                                   EXHIBIT A
                                      to
                                AMENDMENT NO. 1



                                ACKNOWLEDGEMENT


         The undersigned hereby acknowledges receipt of a copy of Amendment No. 3 to Credit Agreement with Anixter Inc. dated as of March 24, 1995 (the "AMENDMENT") and, without in any way establishing a course of dealing by the Agent or any Lender, reaffirms the terms and conditions of [insert name and date of guaranty, stock pledge agreement and subordination agreement, if applicable] and acknowledges and agrees that such agreement[s] remain[s] in full force and effect and [is] [are] hereby ratified and confirmed.



                             [Name]



                             By: _______________________________________________
                             Name: _____________________________________________
                             Title: ____________________________________________

                                   SCHEDULE A

    LIST OF LENDERS, DOMESTIC AND EURODOLLAR LENDING OFFICES AND COMMITMENTS


                                    ATTACHED








                                      S-7